UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2014

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2014, WPX Energy, Inc. (the “Company” or “WPX Energy”) eliminated the position of Senior Vice President – Business Development and Land effective as of May 2, 2014 (the “Termination Date”). The position is currently held by Neal A. Buck, who will remain an employee of the Company at his current salary until the Termination Date, and will be responsible for such specific duties as may be assigned to him by the Company’s Chief Executive Officer.

In connection with its decision to eliminate the position of Senior Vice President – Business Development and Land, the Company has determined that certain severance arrangements for Mr. Buck are appropriate. Consequently, the Company and Mr. Buck have entered into a severance agreement, dated as of February 18, 2014 (the “Severance Agreement”), which is being filed as Exhibit 10.1 to this Current Report. The Severance Agreement provides that Mr. Buck will be entitled to (i) continued eligibility for payment under the Company’s 2013 Annual Incentive Plan, payable in 2014, and (ii) a severance payment of up to $250,000, depending on an assessment of Mr. Buck’s performance of the duties assigned to him. With respect to equity awards the Company has granted to Mr. Buck, (i) all stock options previously granted remain exercisable subject to the terms of the Company’s applicable equity incentive compensation plans (“Equity Plans”), (ii) all time-based restricted stock units shall become fully vested on the Termination Date subject to the terms of the Company’s applicable Equity Plans, and shall be payable within five days of October 31, 2014, and (iii) all performance-based restricted stock units shall become fully vested on a pro rata basis through the Termination Date subject to the terms of the Company’s applicable Equity Plans. All incentive compensation paid to Mr. Buck shall remain subject to the Company’s standard recoupment or “clawback” policy, as described in the Company’s most recent proxy statement to stockholders.

All payments to which Mr. Buck is entitled under the Severance Agreement are conditioned on his execution and delivery of a general release of claims against the Company. The Severance Agreement also includes a number of covenants to which Mr. Buck has agreed, including but not limited to (i) maintaining the confidentiality of proprietary Company information, (ii) non-competition in the business of exploration and production of oil and natural gas until October 31, 2014, (iii) non-solicitation of Company employees, and (iv) cooperation with the Company in the event of litigation against the Company by a third party.

The foregoing summary of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance Agreement that is included in this Current Report as Exhibit 10.1 and is incorporated herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

10.1	Severance Agreement, dated February 18, 2014, between WPX Energy, Inc. and Neal A. Buck.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Secretary

DATED: February 19, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement, dated February 18, 2014, between WPX Energy, Inc. and Neal A. Buck.